Exhibit 3.79

ARTICLES OF ORGANIZATION (LIMITED LIABILITY COMPANY)			For Office Use Only
The undersigned acting as organizer(s) of a Limited Liability Company under the provisions of the Tennessee Limited Liability Company Act. § 4S-205-101, adopts the following Articles of Organization.
1.	The name of Limited Liability Company is: Auto Dealers Exchange of Memphis, LLC
(Note: Pursuant to the provisions of § 48-207-101, each limited Liability Company name must contain the words “Limited Liability Company” or the abbreviation “LLC” or “L.L.C”)
2.	The name of and complete address of the Limited Liability Company’s initial registered agent and office located in the state of Tennessee is:

C T Corporation System
( Name )

	530 Gay Street	Knoxville,	TN 37902
	( Street Address )	( City )	( State/Zip Code)

Knox
( Count)
3.	List the name and company address of each organizer of this Limited Liability Company.

	Karen C. Turner	310 E. 96th Street, Ste. 400, Indianapolis, IN 46240
	(Name)	( include: Street Address, City, State and Zip Code )

	(Name)	(Street Address, City, State and Zip Code )

	(Name)	(Street Address, City, State and Zip Code )
4.	The Limited Liability Company will be: ( NOTE: PLEASE MARK APPLICABLE BOX ) ☒ Board Managed ☐ Member Managed
5.	Number of members at the date of filing 1 .
6.	If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time is: Date January 1 , 2004, Time 12:01 (Not to exceed 90 days.)
7.	The Complete address of the limited Liability Company’s principal executive office is:

	310 E. 96th Street, Ste. 400	Indianapolis	IN 46240
	( Street Address )	( City )	( State/Country/Zip Code)
8.	Period of Duration: perpetual
9.	Other Provisions: Articles of Organization filed due to conversion of Auto Dealers Exchange of Memphis, Inc.
10.	THIS COMPANY IS A NON-PROFIT LIMITED LIABILITY COMPANY (Check if applicable) ☐

illegible
Signature Date			Signature (manager or member authorized to sign by the Limited Liability Company)

Manager			Karen C. Turner, Manager
Signer’s Capacity			Name (typed or printed)

SS-4249 (Rev. 7/01)		Filing Fee: $50 per member (minimum fee = $300, maximum fee = $3,000)	RDA 2458

CHARTER

OF

AUTO DEALERS EXCHANGE OF MEMPHIS, INC.

The undersigned natural person, having the capacity to contract and acting as the incorporator of a corporation under the Tennessee Business Corporation Act, adopts the following charter for that corporation.

1.	The name of the corporation is Auto Dealers Exchange of Memphis, Inc.

2.	The maximum number of shares of stock the corporation is authorized to issue is one thousand (1,000).

3.	(a) The complete address of the corporation’s initial registered office in Tennessee is 165 Madison Avenue, Suite 2000, Memphis, Tennessee 38103, Country of Shelby.

(b) The name of the initial registered agent, to be located at the address listed in 3(a), is Henry P. Doggrell.

4.	The name and complete address of each incorporator is as follows:

Henry P. Doggrell

165 Madison Avenue, Suite 2000

Memphis Tennessee 38103

5.	The complete address of the corporation’s principal office is c/o Wiese Automotive Group, Inc., 3915 Moller Road, Indianapolis, Indiana 46254.

6.	The corporation is for profit.

7.	The purpose for which the corporation is organized is to engage in any business that is lawful under the laws of the State of Tennessee.

8.	The corporation shall have the power to do all things necessary or convenient to carry out its business affairs in accordance with the laws of the State of Tennessee.

9.	Directors shall not have personal liability to the corporation or the corporation’s shareholders for monetary damages for a breach of fiduciary duty as a director. This limitation shall not eliminate or limit the liability of a director for any breach of a director’s duty of loyalty to the corporation or its shareholders or for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or unlawful distributions.

Dated: June 13, 1989

/s/ Henry P. Doggrell
Henry P. Doggrell
Incorporator

		ARTICLES OF CONVERSION (For-Profit Corporation into LLC)	For Office Use Only
Pursuant to the provisions of Section 48-21-111 of the Tennessee Business Corporation Act, the undersigned domestic for-profit corporation hereby adopts the following articles of conversion:
1.	The corporation was converted to a limited liability company from a corporation.
2.	The name and principal business address of the former corporation was:
Auto Dealers Exchange of Memphis, Inc., 5400 Getwell Holmes Road, Memphis, TN, 38118

3.	The SOS Control Number of the former corporation (if known) is:
0216873 .

4.	The Plan of Conversion is attached to these Articles of Conversion and is incorporated herein by reference.
5.	Articles of Organization of the limited liability company which satisfy Section 48405-101 of the Tennessee Limited Liability Company Act are Included in the Plan of Conversion.
6.	The terms and conditions of the conversion have been approved by the unanimous vote of the shareholders.
7.	The number of members of the limited liability company at the date of conversion is
1 .

	12/22/02		/s/ Karen C. Turner
	Signature Date		Signature

	Secretary		Karen C. Turner
	Signer’s Capacity		Name (typed or printed)

SS-4498			RDA 2458

PLAN OF CONVERSION

THIS PLAN OF CONVERSION (“Plan of Conversion”) entered into this 1st day of January, 2004 by Auto Dealers Exchange of Memphis, Inc., a Tennessee corporation (the “Converting Corporation”).

WITNESSETH:

WHEREAS, the Converting Corporation is a corporation organized under the Tennessee Business Corporation Act (“Act”);

WHEREAS, the Board of Directors and the sole Shareholder of the Converting Corporation desire that the Converting Corporation convert into a Tennessee limited liability company pursuant to the provisions of Section 48-21-111 of the Act, in the manner set forth herein (the “Conversion”); and

WHEREAS, the Board of Directors and the sole Shareholder of the Converting Corporation have approved and adopted this Plan of Conversion in accordance with the Act.

NOW, THEREFORE, the Converting Corporation shall convert into a Tennessee limited liability company in accordance with the following provisions:

ARTICLE I

Parties to the Conversion

Section 1.1. The Converting Corporation. The name of the Converting Corporation is “Auto Dealers Exchange of Memphis, Inc.”, a Tennessee corporation. The principal business address is 310 E. 96th Street, Ste. 400, Indianapolis, Indiana, 46240.

Section 1.2. The Converted Limited Liability Company. The name of the converted limited liability company is “Auto Dealers Exchange of Memphis, LLC”, a Tennessee limited liability company (the “Converted Limited Liability Company”). The principal business address is 310 E. 96th Street, Ste. 400, Indianapolis, Indiana, 46240.

ARTICLE II

Terms and Conditions of the Conversion

and Mode of Carrying the Conversion Into Effect

Section 2.1. Effective Time of the Conversion. The “Effective Time of the Conversion” shall be January 1, 2004 at 12:01 a.m.

Section 2.2. Effect of the Conversion. The Converting Corporation shall merge with and into the Converted Limited Liability Company, and the separate existence of the Converting Corporation shall cease.

Section 2.3. Ownership and Shares. All of the issued and outstanding shares of the Converting Corporation are owned by the sole Shareholder. Upon the effectiveness the Conversion, all of issued and outstanding common shares of the Converting Corporation will be canceled and the certificates issued will be surrendered and the sole Shareholder will be the sole Member of the Converted Limited Liability Company.

Section 2.4. Director Approval. The Board of Directors of the Converting Corporation have duly authorized the Conversion and approved and adopted this Plan of Conversion in accordance with the Act.

Section 2.5. Shareholder Approval. The sole Shareholder of the Converting Corporation has approved this Plan of Conversion in accordance with the Act. This Plan of Conversion shall be executed, acknowledged, filed and recorded as required for accomplishing a Conversion under the applicable provisions of the Act.

ARTICLE III

Governing Documents of the Converted Limited Liability Company

The Articles of Organization attached hereto as Exhibit A and the Operating Agreement of the Converted Limited Liability Company shall be the governing documents upon the Effective Time of the Conversion and shall continue as such in full force and effect until altered, amended or repealed.

ARTICLE IV

Manager and Officers

Section 5.1. Manager. ADESA Corporation shall be the manger of the Converted Limited Liability Company.

Section 5.2. Officers. Each person named below shall hold the office(s) of the Converted Limited Liability Company listed next to his or her name, to hold such office(s) until the their successor is elected at a meeting of the Manager of the Converted Limited Liability Company thereafter.

Name	Office(s)
James P. Hallett	President
Donald L. Harris	Vice President
Karen C. Turner	Secretary
Paul J. Lips	Treasurer
Scott A. Anderson	Assistant Treasurer

ARTICLE V

Further Assurances

By operation of Act, all real estate, property rights and assets of the Converting Corporation will be vested in the Converted Limited Liability Company, and the Converted Limited Liability Company is liable for all outstanding debts, litigation and obligations of the Converting Corporation.

If at any time the Converted Limited Liability Company shall consider or be advised that any further assignment, assurance or any other action is necessary or desirable to vest in the Converted Limited Liability Company, the title to any property or right of the Converted Limited Liability Companies or otherwise to carry out the proposes of this Plan of Conversion, the proper officers and directors of the Converting Corporation shall execute and make all such proper assignments or assurances and take such other actions. The proper officers and manager of the Converted Limited Liability Company are hereby authorized in the name of the Converting Corporation, as taxpayer or otherwise, to take any and all such action.